Exhibit 10.2
ESCROW AGREEMENT
          THIS ESCROW AGREEMENT, dated as of November 17, 2006 (this “Agreement”), is entered into by and between American Real Estate Holdings Limited Partnership, a Delaware limited partnership (“AREH”), Atlantic Coast Entertainment Holdings, Inc., a Delaware corporation (“ACE Hi”), and JPMorgan Chase Bank N.A., a national banking association (the “Escrow Agent”). All capitalized terms used and not otherwise defined herein are used herein as defined in the Indemnification Agreement (as hereinafter defined).
RECITALS:
          WHEREAS, on September 3, 2006, AREH, ACE Hi, Pinnacle Entertainment, Inc., a Delaware corporation (“Buyer”), ACE Gaming, LLC, a New Jersey limited liability company, AREP Boardwalk Properties LLC, a Delaware limited liability company (“Boardwalk”), PSW Properties LLC, a Delaware limited liability company (“PSW”), AREH MLK LLC, a Delaware limited liability company (“MLK”), and Mitre Associates LLC, a Delaware limited liability company (“Mitre” and collectively with Boardwalk, PSW and MLK, the “AREH Subs” and collectively the AREH Subs and AREH, the “AREH Selling Parties”), entered into an Acquisition Agreement (the “Acquisition Agreement”);
          WHEREAS, the Escrow Agent is not a party to the Acquisition Agreement and has no obligations thereunder;
          WHEREAS, the AREH Selling Parties acquired the assets of the AREH Subs for the benefit of ACE Hi because ACE Hi, neither at the respective dates of such acquisitions nor at the time of execution of the Acquisition Agreement had capital or financing available to acquire such assets;
          WHEREAS, the AREH Selling Parties entered into the Acquisition Agreement and agreed to undertake their obligations thereunder, including without limitation, their indemnification obligations thereunder, as an inducement for Buyer to enter into the Acquisition Agreement and in order to facilitate the sale of the ACE Lo Equity Interests (as defined in the Acquisition Agreement) by ACE Hi thereunder;
          WHEREAS, ACE Hi and AREH desire to appoint the Escrow Agent as the escrow agent under this Agreement, and the Escrow Agent desires to accept such appointment, and to hold, invest and distribute the Escrow Deposit in accordance with the provisions of this Escrow Agreement;
          WHEREAS, simultaneously with the execution of the Acquisition Agreement, AREH and ACE Hi entered into an Indemnification Agreement (the “Indemnification Agreement”), pursuant to which ACE Hi agreed to indemnify AREH in respect of any Losses resulting from or arising out of certain of AREH’s obligations under the Acquisition Agreement in accordance with the terms of the Indemnification Agreement, as an inducement for AREH to enter into the Acquisition Agreement and in order to facilitate the sale of the ACE Lo Equity Interests by ACE Hi under the Acquisition Agreement. The Escrow Agent is not a party to the Indemnification Agreement;
          WHEREAS, in order to secure ACE Hi’s obligations under the Indemnification Agreement and to facilitate any payment in respect of Indemnifiable Losses thereunder, ACE Hi is required to deposit the Escrow Amount, following the payment of all fees and expenses incurred in connection with the Acquisition Agreement, with the Escrow Agent into the Escrow Account from time to time as provided in the Indemnification Agreement; and
          WHEREAS, the parties hereto are entering into this Agreement to set forth the terms and conditions upon which the Escrow Amount shall be held, invested, reinvested, managed, administered, distributed and disposed of by the Escrow Agent.
          NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties to this Agreement hereby agree as follows:
          1. Appointment of Escrow Agent; Escrow Amount.
          (a) AREH and ACE Hi hereby appoint the Escrow Agent as the escrow agent under the terms of this Agreement, and the Escrow Agent hereby accepts such appointment according to the terms and subject to the conditions set forth herein.
          (b) On the date hereof, ACE Hi has deposited into the Escrow Account such amount of the Escrow Amount, as ACE Hi is required to so deposit on the date hereof in accordance with the terms of the Indemnification Agreement (including but not limited to the ACE Closing Payment) (such amount, the “Initial Escrow Amount”) and from time to time hereafter ACE Hi will deposit into the Escrow Account such additional amounts of the Escrow Amount, as ACE Hi is required to so deposit from time to time in accordance with the terms of the Indemnification Agreement. The Escrow Agent hereby acknowledges receipt of the Initial Escrow Amount and shall acknowledge receipt of additional Escrow Amounts from time to time deposited with the Escrow Agent promptly upon receipt thereof by providing written notice thereof to AREH and ACE Hi. The Escrow Agent shall hold the Escrow Amount and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Amount and the proceeds thereof as directed in Section 2 hereof. For the avoidance of doubt, the Escrow Amount hereunder shall include any and all interest, dividends or other earnings accrued or earned thereon. The parties hereto hereby acknowledge and agree that any and all interest, dividends or other earnings accrued or earned on the Escrow Amount shall accrue for the benefit of ACE Hi and shall be included in income by ACE Hi for all tax purposes.
          2. Investment of Escrow Amount. During the term of this Agreement, the Escrow Amount shall be invested and reinvested by the Escrow Agent in the investment indicated on Schedule I attached hereto or such other investments as shall be directed in writing by AREH and ACE Hi and shall be acceptable to the Escrow Agent. All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments will be executed through JPMorgan Fleming Asset Management (JPMFAM), in the investment management division of JPMorgan Chase Bank N.A. Subject to principles of best execution, transactions are effected on behalf of the Escrow Amount through broker-dealers selected by JPMFAM. In this regard, JPMFAM seeks to attain the best overall result for the Escrow Amount, taking into consideration quality of service and reliability. An agency fee will be assessed in connection with each transaction, such agency set forth on Schedule 1 attached hereto. Periodic statements will be provided to AREH and ACE Hi reflecting transactions executed on behalf of the Escrow Amount. AREH and ACE Hi, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Amount without any additional cost. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Schedule 1 attached hereto or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Amount.
          3. Payments From the Escrow Account. The Escrow Agent shall hold the Escrow Amount in escrow in the Escrow Account in accordance with the terms and conditions set forth in this Agreement and shall make payments from the Escrow Account only as provided in Section 4 below.
          4. Payment Procedures. Amounts from the Escrow Amount shall remain on deposit in the Escrow Account until released from time to time as follows:
          (a) In the event ACE Hi is required to make a payment to Buyer (any such payment, a “Direct Payment Obligation”) under the Acquisition Agreement, ACE Hi (with the prior written consent of AREH, which shall not be unreasonably withheld or delayed) may provide a written instruction to the Escrow Agent directing the Escrow Agent to release the amount of such Direct Payment Obligation from the Escrow Amount directly to Buyer in satisfaction of such Direct Payment Obligation by wire transfer of immediately available funds to the wire transfer instructions set forth in such written instruction to the Escrow Agent.
          (b) In the event an AREH Party seeks payment from ACE Hi in respect of an Indemnifiable Loss pursuant to Section 1 of this Agreement, AREH shall provide written notice to ACE Hi indicating that an AREH Party has become obligated to and has or will make a payment in respect of an Indemnifiable Loss, briefly setting forth the nature of the underlying claim and the amount of such Indemnifiable Loss (any such amount, the “Indemnification Amount”) and setting forth the wire transfer instructions (any such wire transfer instructions the “Applicable Wire Transfer Instructions”) to which the applicable payment is to be made (any such notice, a “Payment Notice”). Within three (3) business days following the receipt by ACE Hi of a Payment Notice, ACE Hi and AREH shall provide a joint written instruction to the Escrow Agent directing the Escrow Agent to release the Indemnification Amount from the Escrow Account (or in the event the remaining Escrow Amount is less than the Indemnification Amount, the entire remaining Escrow Amount) by wire transfer of immediately available funds to the Applicable Wire Transfer Instructions. In the event that ACE Hi does not execute such joint written instruction within such three (3) business day period, AREH shall have the right to provide a unilateral notice to the Escrow Agent directing such payment; provided, however, that in the event AREH does not provide such unilateral notice in good faith and is determined by a court of competent jurisdiction (by final and non-appealable order) to not be entitled to such payment, AREH shall reimburse ACE Hi for the portion of such payment to which AREH was so determined to not be entitled plus interest at a rate of 8% per annum accruing from the date such payment was made from the Escrow Amount.
          (c) Upon the later of (x) the eighteen month anniversary of the Closing Date provided any and all outstanding obligations relating to any claims for which notice has then been given under Article 12 of the Acquisition Agreement has been then fully discharged and all obligations that could result in Losses to the AREH Parties under the terms of Article 12 of the Acquisition Agreement (other than as a result of breaches of post closing obligations not included in Article 12) for AREH Obligations have expired or (y) the termination of the GB Indemnification Escrow Agreement and the satisfaction of the Holdback Condition, ACE Hi and AREH shall provide a joint written instruction to the Escrow Agent directing the Escrow Agent to release any Escrow Amounts remaining in the Escrow Account to ACE Hi by wire transfer of immediately available funds to an account designated by ACE Hi in writing to the Escrow Agent.
     For the avoidance of doubt, ACE Hi’s obligations in respect of Indemnifiable Losses pursuant to this Agreement are not contingent upon any obligation of any AREH Party to first make payment or otherwise incur out-of-pocket Losses in respect of any Indemnifiable Losses. Rather, ACE Hi’s obligations in respect of Indemnifiable Losses pursuant to this Agreement shall accrue and ACE Hi shall be obligated to make the applicable payments to the AREH Parties and the same may be released from the Escrow Amounts in respect thereof, upon written notice from AREH to ACE Hi stating that AREH has concluded that an AREH Obligation is required to be paid.
     In the event that the remaining Escrow Amount is insufficient to satisfy any of ACE Hi’s obligations in respect of Indemnifiable Losses pursuant to the Indemnification Agreement, AREH shall be entitled to proceed against any and all other assets of ACE Hi and to exercise any and all other rights available under applicable law.
     In the event of any conflict between the terms of the Indemnification Agreement and this Agreement, the terms of the Indemnification Agreement shall govern.
          5. Conditions to Escrow. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Amount. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to ACE Hi or AREH. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
          6. Indemnification. AREH and ACE Hi shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the reasonable fees and expenses of outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from AREH and ACE Hi, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement. The Escrow Agent acknowledges and agrees that it is holding the Escrow Account (and all amounts on deposit therein) in its capacity as escrow agent and that it has no right to apply amounts (including any investments) in the Escrow Account against any obligations of the other parties to this Agreement, without the prior written consent of both AREH and ACE Hi.
          7. Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. If, after twenty (20) days from the date of its written notice of intent to resign, the Escrow Agent has not received a written designation, executed by the AREH and ACE Hi, of a successor Escrow Agent, the Escrow Agent shall be permitted to determine, in its sole discretion, either (a) to retain custody of the funds in the Escrow Amount until it receives such designation, or (b) to apply to a court of competent jurisdiction for appointment of a successor Escrow Agent, following which such appointment the Escrow Agent shall have no further responsibilities or duties hereunder. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act.
          8. Termination. This Agreement shall terminate on the date on which all of the Escrow Amounts have been disbursed in accordance with the Indemnification Agreement.
          9. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:
          (a) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
          (b) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

          (c) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested (or if later, the date on which such return receipt indicates such communication was so received), to the appropriate notice address set forth on Schedule 1 attached hereto or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.
          Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to subclauses (b) and (c) of this Section 9, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 attached hereto is authorized or required by law or executive order to remain closed:
          10. Account Opening Information/TINs. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:
For accounts opened in the US:
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow the Escrow Agent to identify relevant parties.
For non-US accounts:
To help in the fight against the funding of terrorism and money laundering activities, the Escrow Agent is required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When AREH and/or
ACE Hi open an account, the Escrow Agent will ask for information that will allow the Escrow Agent to identify such persons.
TINs
AREH and ACE Hi each represent that its correct Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service (“IRS”) or any other taxing authority is set forth in Schedule 1 attached hereto. Upon execution of this Agreement, AREH and ACE Hi shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, which shall include AREH’s and ACE Hi’s TIN, respectively. In addition, all interest or other income earned under the Agreement shall be allocated and/or paid as directed in a joint written direction of AREH and ACE Hi and reported by the recipient to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, the Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Amount shall be retained in the Escrow Amount and reinvested from time to time by the Escrow Agent as provided in Section 2 hereof. In the event that any earnings remain undistributed at the end of any calendar year, the Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by AREH and ACE Hi. In addition, the Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.
          11. Certain Representations and Warranties. Each party hereto hereby represents and warrants to the other parties hereto as follows:
          (a) Its execution and delivery of this Agreement and the performance by such party of its obligations hereunder does not require it to obtain any consent, approval or action of, or make any filing with or give any notice to any Person or any governmental or judicial authority, except where the failure to obtain any consent or approval or to take any action or to make any filing or give any notice would not materially impair or delay the ability of such party to perform its obligations under this Agreement.
          (b) It has duly and validly authorized the execution, delivery, and performance of this Agreement. No other action is necessary to authorize the execution, delivery and performance of this Agreement, and upon such party’s execution and delivery of this Agreement, this Agreement shall constitute the valid and binding obligation of such party, enforceable against it in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.
          12. Certain Definitions. For purposes of this Agreement, the term “Person” means any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.
          13. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement, as indicated in Schedule 1 attached hereto), whether in writing or by telecopier, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 attached hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Schedule 2. The undersigned is authorized to certify that the signatories on Schedule 2 are authorized signatories. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of such parties’ executive officers (“Executive Officers”), which shall include the titles of Chief Executive Officer, President, Chief Financial Officer, General Counsel or Treasurer, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by AREH or ACE Hi to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.
          14. Successors and Assigns Bound. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, administrators and representatives, and shall not be enforceable by or inure to the benefit of any third party except as provided in Section 6 with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.
          15. Amendment and Waiver. This Agreement may be modified only by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.
          16. Counterparts. This Agreement may be executed in any number of counterparts and be delivered via facsimile transmission, each of which shall be an original but all of which shall constitute one and the same Agreement. Facsimile copies may be deemed originals for the purpose of this agreement.
          17. Severability. The invalidity, illegality, or unenforceability of any provision of this Agreement pursuant to judicial decree shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.
          18. Creditor Rights. AREH and ACE Hi hereby acknowledge and agree that they will be entitled to delivery of the Escrow Account solely in accordance with the terms hereof, and no creditor of any of AREH or ACE Hi will have any rights in or to the Escrow Amounts so long as it remains subject to the terms of this Agreement.
          19. Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 7 hereof, without the prior consent of the other parties. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to the principles of conflicts of laws thereof. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the state and federal courts located in the County of New York in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, floods or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP
By:	/s/ Hillel Moerman
	Name:	Hillel Moerman
	Title:	CFO

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
By:	/s/ Nancy Axilrod
	Name:	Nancy Axilrod
	Title:	Vice President

JPMORGAN CHASE BANK N.A.
By:	/s/ Daren M. Di Nicola
	Name:	Daren M. Di Nicola
	Title:	Vice President

[Signature Page to Escrow Agreement]

Schedule I
AREH: American Real Estate Holdings Limited Partnership:

AREH Notice Address:	White Plains Plaza 445 Hamilton Avenue Suite 1210 White Plains, NY 10601
AREH Telecopy No: (914) 614-7001
AREH Contact Name: Felicia Buebel, Esq.
AREH TIN: 13-3398767
Wiring Instructions:

Bank Name:	Bank of America
ABA:	026009593
A/C Number:	0048 3443 8307
A/C Name:	American Real Estate Holdings L.P.
ACE Hi: Atlantic Coast Entertainment Holdings, Inc.

ACE Hi Notice Address:	c/o Icahn Associates Corp. 767 Fifth Avenue, 47th Floor New York, New York 10153
ACE Hi and Fax Number: Tel: (212) 702-4300; Fax: (212) 688-1158
ACE Hi Contact Name: Nancy Axilrod, Esq.
ACE Hi TIN: 54-2131349
Wiring Instructions:

Account #:	9429354435
Account Name:	Atlantic Coast Entertainment Holding Inc.
Bank Name:	Bank of America
ABA #:	026009593
With a copy to:
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022-2585
Telecopy No: (212) 940-8776
Attention: Joel A. Yunis, Esq.
                   Evan L. Greebel, Esq.
Investment:                [specify]
☐	JPMorgan Chase Bank N.A. Money Market Account;

☑	A trust account with JPMorgan Chase Bank N.A.;

☐	A money market mutual fund, including without limitation the JPMorgan Fund or any other mutual fund for which the Escrow Agent or any affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this

Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates.

☐	Such other investments as AREH, ACE Hi and the Escrow Agent may from time to time mutually agree upon in a writing executed and delivered by AREH and ACE Hi and accepted by the Escrow Agent.

Escrow Agent notice address:	JPMorgan Chase Bank N.A. Escrow Services 560 Mission Street, 13th Floor San Francisco, CA 94105 Attention: Maital Shemesh-Rasmussen Phone / Fax: (415) 315-3986
Escrow Agent’s compensation:

Schedule 2
Telephone Number(s) and authorized signature(s) for
Person(s) Designated to give Funds Transfer Instructions
If to AREH:

	Name	Telephone Number	Signature
1.	Hillel Moerman	(212) 702-4349	/s/ Hillel Moerman

2.	Felicia Buebel, Esq.	(914) 614-7000	/s/ Felicia Buebel, Esq.

3.

If to Seller:

	Name	Telephone Number	Signature
1.	Denise Barton	(702) 380-7777	/s/ Denise Barton

2.	Nancy Axilrod	(212) 702-4300	/s/ Nancy Axilrod

3.

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions
If to AREH:

	Name	Telephone Number	Signature
1.	Hillel Moerman	(212) 702-4349	/s/ Hillel Moerman

2.	Felicia Buebel, Esq.	(914) 614-7000	/s/ Felicia Buebel, Esq.

3.

If to Seller:

	Name	Telephone Number	Signature
1.	Denise Barton	(702) 380-7777	/s/ Denise Barton

2.	Nancy Axilrod	(212) 702-4300	/s/ Nancy Axilrod

3.

Telephone call backs shall be made to both AREH and ACE Hi if joint instructions are required pursuant to the Agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.